CONFIRMATION OF SECURED OBLIGATIONS AGREEMENT

     This CONFIRMATION OF SECURED OBLIGATIONS AGREEMENT (this “Agreement”), dated as of April 10, 2013, by Poly Met Mining, Inc., a Minnesota corporation (“PMI”); PolyMet Mining Corp., a British Columbia company (“PMC”) and Glencore AG, a Swiss corporation (“Glencore”);

     WHEREAS, PMI, PMC, and Glencore (the “Parties”) are parties to a Purchase Agreement, dated as of October 31, 2008 (as amended, modified, supplemented or restated from time to time, the “Purchase Agreement”);

     WHEREAS, PMI, PMC and Glencore wish to amend the Purchase Agreement pursuant to an Amendment No. 14 Relating to Purchase Agreement, dated as of the date hereof (“Amendment No. 14”), to provide for the issuance of a fifth debenture in the principal amount of US$20,000,000 (the “Tranche E Debenture”);

     WHEREAS, PMI and Glencore are parties to a Security Agreement, dated as of October 31, 2008 (the “PMI Security Agreement”), PMC and Glencore are parties to a Security Agreement, dated as of October 31, 2008 (the “PMC Security Agreement”), PMC and Glencore are parties to a Pledge Agreement, dated as of October 31, 2008 (the “Pledge Agreement”) and PMC has executed and delivered a Parent Guarantee in favor of Glencore, dated as of October 31, 2008 (the “Parent Guarantee”, and together with the PMI Security Agreement, the PMC Security Agreement and the Pledge Agreement, and as each such agreement may be amended, modified, supplemented or restated from time to time, the “Security Documents”); and

     WHEREAS, the Parties wish to confirm their intention that the Tranche E Debenture is a Debenture, as defined in the Security Documents and that the obligations of PMI and PMC under the Tranche E Debenture and Amendment No. 14 are secured obligations under the Security Documents.

     NOW, THEREFORE, the Parties hereto hereby agree as follows:

     Section 1. Confirmation of Obligations

     (a) PMC and Glencore hereby agree and confirm that: (i) all obligations, undertakings, indebtedness and other liabilities of PMC of whatever nature, monetary or otherwise, under, arising out of, or in any way connected with Amendment No. 14 and the Tranche E Debenture, and all other agreements, instruments and documents executed by PMC in connection therewith or otherwise, constitute Obligations as defined in, and subject to the terms of, the PMC Security Agreement and the Pledge Agreement, secured for the benefit of Glencore by the Collateral (as defined in each such agreement), and (ii) all obligations, undertakings, indebtedness and other liabilities of PMI of whatever nature, monetary or otherwise, under, arising out of or in any way connected with Amendment No. 14 and the Tranche E Debenture, and all other agreements, instruments and documents executed by PMI in connection therewith or otherwise, constitute Obligations as defined in, and subject to the terms of, the Parent Guarantee guaranteed by PMC for the benefit of Glencore as provided therein.

     (b) PMI and Glencore hereby agree and confirm that all obligations, undertakings, indebtedness and other liabilities of PMC of whatever nature, monetary or otherwise, of PMI under, arising out of or in any way connected with Amendment No. 14 and the Tranche E Debenture, and all other agreements, instruments and documents executed by PMI in connection therewith or otherwise, constitute Obligations as defined in, and subject to the terms of, the PMI Security Agreement.

     Section 2. Representations And Warranties.

     Without limitation of the representations and warranties of PMC and PMI under Amendment No. 14 or the Tranche E Debenture, each of PMC and PMI represents and warrants the following to and in favor of Glencore:

     (a) The representations and warranties of PMC and PMI set forth in the Security Documents are true and complete as if such representations and warranties were given as of the date hereof.

     (b) Each of PMC and PMI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by PMC and PMI and the consummation by PMC and PMI of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PMC and PMI and no further action is required by PMC and PMI, their boards of directors or their shareholders in connection herewith. This Agreement has been duly executed by PMC and PMI and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of PMC and PMI enforceable against PMC and PMI in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (c) All representations and warranties of PMC or PMI contained herein or in any certificate or other document furnished by PMC or PMI pursuant hereto or in connection with the transactions contemplated hereby are true and complete as of the date hereof and shall survive the execution, delivery and acceptance of this Agreement.

     Section 3. Events Of Default.

     PMC, PMI and Glencore hereby agree and confirm that the occurrence of any one or more of the following events shall constitute an additional Event of Default as defined in and subject to the terms of each of the Debentures, the PMC Security Agreement, the PMI Security Agreement and the Pledge Agreement:

     (a) either PMC or PMI fails or neglects to perform or observe any term, covenant, warranty or representation contained in this Agreement that is required to be performed or observed and the same is not cured to Glencore’s reasonable satisfaction within fifteen (15) days after the giving of notice by Glencore to PMC or PMI; or

     (b) if any statement, certificate or representation made or given by PMC or PMI to Glencore in this Agreement shall be untrue, false or inaccurate in any material respect.

     Section 4. Miscellaneous.

     (a) Further Assurances. Each of PMC and PMI shall at any time and from time to time upon the written request of Glencore, execute and deliver such further agreements, instruments and documents and do such further acts and things as Glencore may reasonably request in order to effect the purposes of this Agreement.

     (b) Modification of Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the Parties and each assignee of Glencore shall be bound by such amendment or waiver.

     (c) Waiver by Glencore. Failure by Glencore to exercise any right, remedy or option under this Agreement or any other document, agreement or instrument between the Parties or provided by law, or delay by Glencore in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the Party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Glencore’s failure, at any time or times hereafter, to require strict performance by PMC or PMI of any provision of this Agreement shall not waive, affect or diminish any right of Glencore thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Glencore of any Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of PMC or PMI contained in this Agreement and no Event of Default shall be deemed to have been suspended or waived by Glencore, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and signed by an officer or other authorized person of Glencore and directed to PMC or PMI.

     (d) Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations (as defined in each of the Security Documents), both for principal and interest, have been fully and indefeasibly paid and satisfied.

     (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     (f) Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     (g) Assignment. This Agreement may not be assigned by PMC or PMI without the prior written consent of Glencore, which consent may be withheld in Glencore’s sole discretion, acting reasonably. Glencore may, upon notice to PMC and PMI, assign its rights and delegate its duties hereunder, in whole or in part, to an Affiliate (as defined in the Tranche E Debenture) or to any person or entity to which Glencore has transferred or assigned all or part of any Debenture or any of the Security Documents. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.

     (h) No Amendment. The Parties agree that they have entered into this Agreement only for the purposes of confirming their respective rights and obligations under the Security Documents as they relate to Amendment No. 14 and the Tranche E Debenture, and the Security Documents shall not be otherwise amended or modified in any respect and shall continue in full force and effect in accordance with their terms.

     (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the laws of another jurisdiction.

     (j) Venue. Each of PMC and PMI hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. Each of PMC and PMI consents to the jurisdiction and venue of the foregoing courts and waives any objection which it may have to the laying of venue in any such action or proceeding and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the Party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

     (k) Waiver of Jury Trial. EACH OF PMC AND PMI HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH. EACH OF PMC AND PMI DOES HEREBY DESIGNATE AND APPOINT POLY MET MINING, INC., 444 CEDAR STREET, SUITE 2060, ST. PAUL, MINNESOTA 55101, ATTENTION: CHIEF FINANCIAL OFFICER, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF PMC OR PMI MAILED OR DELIVERED TO PMC OR PMI IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF PMC AND PMI (i) SHALL GIVE PROMPT NOTICE TO GLENCORE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     (l) Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each Party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days’ advance written notice to the other Parties:

If to PMI:

Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St. Paul, Minnesota
55101
Attn: Douglas J. Newby, Chief Financial Officer
Email: dnewby@polymetmining.com
Fax: (651) 846-5849

With a copy to PMC:

PolyMet Mining Corp.
First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario Canada M5X 1C7
Attn: Douglas J. Newby, Chief Financial Officer
Email: dnewby@polymetmining.com
Fax: (651) 846-5849

If to PMC:

PolyMet Mining Corp.
First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario Canada M5X 1C7
Attn: Douglas J. Newby, Chief Financial Officer
Email: dnewby@polymetmining.com
Fax: (651) 846-5849

And in the case of notice to PMI or PMC with a copy to (which shall not constitute notice):

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attn: Henry I. Rothman
Fax: (212) 704-5950

If to Glencore:

Glencore AG
Baarermattstrasse 3
CH-6341
Baar, Switzerland
Attn: General Counsel
Fax: +41 41 709 2621

And with a copy to (which shall not constitute notice):

Glencore AG
Baarermattstrasse 3
CH-6341
Baar, Switzerland
Attn: Rajiv Singhal
Email: rajiv.singhal@glencore.com

And with a copy to (which shall not constitute notice):

Glencore Ltd.
Three Stamford Plaza
301 Tresser Boulevard
Stamford, CT 06901
Attn: Stephen Rowland
Fax: +1 203 328 3177
Email: stephen.rowland@glencore-us.com

And with a copy to (which shall not constitute notice):

Bennett Jones LLP
Suite 3400, 1 First Canadian Place
Toronto, ON M5X 1A4
Attn: Adam Taylor
Fax: +1 416 863 1716
Email: taylora@bennettjones.com

     (m) Complete Agreement. This Agreement, Amendment No. 14, the Tranche E Debenture, the Purchase Agreement, the Standby Purchase Agreement (as defined in Amendment No. 14), the other Agreements (as defined in the Purchase Agreement) and all other agreements, instrument and documents executed by any of the Parties in connection with any of the foregoing are the complete agreement of the Parties with respect to the subject matter hereof and thereof.

     (n) Execution; Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above set forth.

POLY MET MINING, INC.

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

POLYMET MINING CORP.

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

GLENCORE AG

By:	/s/ Richard Marshall	/s/ Andreas Hubmann
Name:	Richard Marshall	Andreas Hubmann
Title:	Officer	Director